Exhibit 99.4

SOMALOGIC, INC.

Non-Statutory Stock Option Agreement

SomaLogic, Inc. (the “Company”) hereby grants an Option to purchase shares of the Company’s common stock to you, the Optionee named below. This Option is being granted outside of the Company’s 2009 Equity Incentive Plan (the “Plan”), but this Agreement will incorporate provisions of the Plan by reference. In addition, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future. The terms and conditions of the Option Award are set forth in this Agreement, consisting of this cover page and the Option Terms and Conditions on the following pages, and in the Plan document which is attached.

Name of Optionee:	Ref. No.:
No. of Shares Covered:	Date of Grant:
Exercise Price Per Share:	Expiration Date:

By signing below, you agree to all of the terms and conditions contained in this Agreement and in the Plan document, a copy of which is attached. You acknowledge that you have reviewed these documents and that they set forth the entire agreement between you and the Company regarding your right to purchase shares of the Company’s common stock pursuant to this Option.

OPTIONEE:	SOMALOGIC, INC.:

SomaLogic, Inc.

Non-Statutory Stock Option Agreement

Option Terms and Conditions

1.	Non-Qualified Stock Option. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code and will be interpreted accordingly.

2.	Vesting and Exercise Schedule. This Option is fully vested and exercisable as of its date of grant.

3.	Expiration. This Option will expire and will no longer be exercisable at 5:00 p.m. Mountain Time on the earliest of:

(a)	The expiration date specified on the cover page of this Agreement;

(b)	One year following your death; or

(c)	The date (if any) fixed for termination or surrender of Options pursuant to Sections 12(b)(2), (b)(3), (c) or (d) of the Plan.

4.	Exercise of Option. This Option may be exercised at any time during the Option term by delivering a written notice of exercise to the Company at its principal executive office, and by providing for payment of the exercise price of the Shares being acquired. The notice of exercise, in the form attached to this Agreement, shall be provided to the Company’s Chief Financial Officer. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising the Option. If you are not the person exercising the Option, the person submitting the notice must also must submit appropriate proof of his/her right to exercise the Option.

5.	Payment of Exercise Price. When you submit your notice of exercise, you must include payment of the exercise price of the Shares being purchased through one or a combination of the following methods:

(a)	Cash (including personal check, cashier’s check or money order);

(b)	By delivery to the Company of Shares (by actual delivery or attestation of ownership in a form approved by the Company) already owned by you that are not subject to any security interest and that have an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Shares being purchased; or

(c)	By authorizing the Company to retain, from the total number of Shares as to which the Option is being exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is being exercised.

However, if the Committee determines, m any given circumstance, that payment of the exercise price with Shares or by authorizing the Company to retain Shares is undesirable for any reason, you will not be permitted to pay any portion of the exercise price in that manner.

6.	Delivery of Certificate. As soon as practicable after the Company receives the notice and exercise price provided for above, and determined that all conditions to exercise, including Section 7 of this Agreement, have been satisfied, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable.

7.	Compliance with Laws. This Option may be exercised only if the issuance of Shares upon such exercise complies with all applicable legal requirements, including compliance with the provisions of applicable federal and state securities laws. If the sale of Shares upon the exercise of this Option is not registered under the Securities Act of 1933, as amended (the “Securities Act”), you shall acknowledge at the time of exercise that (i) the Shares you are acquiring are deemed “restricted securities” for purposes of Rule 144 under the Securities Act, and you are acquiring the Shares for investment purposes and not with a view to the resale or distribution of such Shares, and (ii) the Shares you are acquiring may not be sold, pledged or otherwise transferred without (A) an effective registration or qualification thereof under the Securities Act and the securities laws of any applicable state or other jurisdiction, or (B) evidence, which may include an opinion of counsel, satisfactory to the Company and its counsel that such registration and qualification is not required.

8.	Transfer of Option. During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Option except in the case of a transfer described below. You may not assign or transfer this Option except (i) for a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan, (ii) pursuant to a qualified domestic relations order, or (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

9.	No Stockholder Rights Before Exercise. Neither you nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued (or an appropriate book entry in the Company’s stock register has been made). No adjustments shall be made for dividends or other rights if the applicable record date occurs before your stock certificate has been issued (or an appropriate book entry has been made), except as otherwise described in the Plan.

10.	Governing Plan Document. This Agreement and Option are subject to all the provisions of the Plan to the same extent as if the Option had been granted under the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

11.	Choice of Law. This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its conflicts or choice of law principles).

12.	Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

13.	Other Agreements. You agree that in connection with the exercise of this Option, you will execute such documents as may be necessary to become a party to any stockholder, voting or similar agreements as the Company may require.

14.	Restrictive Legends. The Company may place a legend or legends on any certificate representing Shares issued upon the exercise of this Option summarizing transfer and other restrictions to which the Shares may be subject under applicable securities laws, other provisions of this Agreement, or other agreements contemplated by Section 13 of this Agreement. You agree that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

15.	Market Standoff Agreement. In connection with any underwritten public offering by the Company of its equity securities, including the initial public offering of the Company’s securities, and upon request of the Company or the underwriters managing such underwritten offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration as may be requested by the Company or such managing underwriters, and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such public offering.

16.	Right of First Refusal. Shares that you acquire upon exercise of this Option are subject to the right of first refusal on the part of the Company that is described in this Section 16 until such time as the Company’s Stock is registered under Section 12 of the Securities Exchange Act.

(a)	Before any Shares acquired upon the exercise of this Option may be transferred in any manner, including by sale, pledge or other encumbrance, you must first deliver a written notice (a “Transfer Notice”) to the Company stating (i) that you desire to transfer such Shares and (ii) the price and other material terms and conditions of the proposed transfer. The Transfer Notice shall be accompanied by a certificate from you certifying that you have received a written offer from a third party financially capable of carrying out the terms of the offer to acquire the Shares at the price and terms set forth in the Transfer Notice, and identifying such third party, including the name and address. Any notice that does not contain all information required by this Section 16(a) shall not be considered a Transfer Notice for purposes of this Agreement. The Transfer Notice shall be deemed a legally enforceable offer by you to sell the Shares to which the Transfer Notice refers to the Company pursuant to this Agreement.

(b)	Within 30 days after receipt of a Transfer Notice (the “Company Period”), the Company may elect, by delivering to you a written notice (a “Company Notice”) of its election to purchase all or any part (provided that it is a whole number) of the Shares to which the Transfer Notice refers, on the same terms and conditions specified in the Transfer Notice (or on economically equivalent terms and conditions specified in the Company Notice). If the Company does not elect to purchase any of the Shares, the Company shall send a notice to such effect you prior to the end of the Company Period.

(c)	If a dispute arises between you and the Company concerning the economically equivalent terms and conditions specified in a Company Notice, the determination of the economic equivalence of such terms and conditions shall be made by an independent investment banking firm selected by the Company and consented to by you, which consent shall not be unreasonably withheld. You and the Company shall cooperate fully in assisting any such investment banking firm in making its determination, and such determination shall be made no later than 75 days after the date that the Company received the Transfer Notice. The Company shall bear the cost of such investment banking firm. I f the investment banking firm takes more than 75 days to make its determination, the period of time after the 75 days shall be added to the Company’s time limit for consummating the transaction as required by Section 16(d) of this Agreement.

(d)	If the Company elects to acquire your Shares pursuant to this Section 16, you and the Company shall consummate the sale and purchase of such Shares no later than 90 days after the date that the Company received the Transfer Notice.

(e)	To the extent the Company does not exercise its rights under this Section 16 within the specified time periods, you may, subject to Section 7 of this Agreement, transfer the Shares specified in your Transfer Notice to the third party specified in such Transfer Notice at the price and on the terms specified in such notice, so long as such transfer is consummated within 120 days after the date that the Company received the Transfer Notice.

(f)	You hereby acknowledge that the right of the Company to purchase your Shares in the manner described in this Section 16 is not unreasonable under the circumstances existing as of the date you execute this Agreement.

By signing the cover page of this Agreement, you agree to all the terms and conditions described above and in the Plan document.

NOTICE OF EXERCISE

Non-Statutory Stock Option

_______________, 20__

SomaLogic, Inc.

2945 Wilderness Place

Boulder, Colorado 80301

Ladies and Gentlemen:

I hereby exercise the following option’ (the “Option”) granted to me outside of the SomaLogic, Inc. 2009 Equity Incentive Plan (as amended from time to time, the “Plan”) with respect to the number of shares of common stock of SomaLogic, Inc. (the “Company”) indicated below:

Name:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to Which the Option is Hereby Exercised:

Total Exercise Price:

☐	Enclosed with this Notice is a check, cashier’s check or money order in the amount of the Total Exercise Price.

☐	Enclosed with this Notice is a certificate evidencing unencumbered Shares (duly endorsed in blank) having an aggregate Fair Market Value (as defined in the Plan) equal to or in excess of the Total Exercise Price.

☐	I elect to pay the Total Exercise Price through a reduction in the number of Shares to be delivered to me upon this exercise of the Option.

In connection with this exercise, I represent, warrant and acknowledge as follows:

•	I am an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
•	I am acquiring the Shares as a result of this Option exercise for my own account, and acknowledge that the Shares have not been registered under the Securities Act and are deemed to constitute “restricted securities” under Rule 144 of the Securities Act. I have no present intention of distributing or selling such Shares, and will transfer them only as permitted under applicable federal and state securities laws.
•	I am the owner of all Shares delivered with this Notice free and clear of all liens, security interests and other restrictions or encumbrances.

Please issue a certificate (the “Certificate”) for the number of Shares with respect to which the Option is being exercised (or the net number of Shares if the Total Exercise Price is being paid through a reduction in the number of Shares to be delivered to me) in the name of the person indicated below and deliver the Certificate to the address indicated below:

Name in Which to Issue Certificate:

Address to Which Certificate Should be Delivered:

Principal Mailing Address for Holder of the Certificate (if different from above):

Very truly yours,

Signature

Name, please print

Social Security Number

REGULATION D

ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE (INDIVIDUAL)

This Questionnaire is being distributed to you in connection with your receipt of an option (the “Option”) to purchase shares of Common Stock of SomaLogic, Inc., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that the grant of the Option will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

Your answers will be kept confidential. However, by signing this Questionnaire you agree that the Company and its counsel may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws.

Please complete, sign, date and return one copy of this Questionnaire to the Company’s legal counsel,      at      . If the answer to a question is “none” or “not applicable,” please so state.

1.	Residence Information. Please provide your full legal name, residence address, phone and fax numbers, e-mail address and social security number.

2.	Personal Information. Please indicate the state that issued your driver’s license and the state in which you are registered to vote.

3.	My Income.

Do you reasonably expect either your income1 from all sources during this year to exceed $200,000 or, if you are married, the joint income of you and your spouse from all sources during this year to exceed $300,000?

☐   Yes           ☐   No

1 For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

If no, please specify amount of expected income:

Was your yearly individual income from all sources during each of the last two years in excess of $200,000 or, if you are married, was the joint income of you and your spouse during each of those years in excess of $300,000?

☐   Yes           ☐   No

If no, please specify amount of your total individual and/or joint income in the last two years:

4.	My Net Worth.

Is your net worth,2 including the net worth of your spouse, in excess of $1,000,000 (excluding the value of your primary residence)? Please remember that your net worth for this question should include the value of any other shares of stock or options held by you and your spouse and any personal property owned by you or your spouse (e.g. furniture, jewelry, other valuables, etc.), but must exclude the value of your primary residence.

☐   Yes           ☐   No

If no, please specify your net worth:

The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company.

In Witness Whereof, the undersigned has executed this Accredited Investor Qualification Questionnaire on      .

(Signature)

(Printed Name)

2 For purposes of Question 4, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including (a) your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence and (b) any incremental debt secured (or to be secured) by your primary residence if such debt was incurred (or will be incurred) in the sixty (60) days prior to the grant of the Option.

2